Dryden Index Series Fund
Gateway Center Three
100 Mulberry Street
"Newark, New Jersey 07102"



       								30-May-07


Securities and Exchange Commission
"450 Fifth Street, N.W."
"Washington, D.C. 20549"

Attn: Filer Support Unit


      Re: Dryden Index Series Fund
      File No. 811-6677


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual Report on Form N-SAR for the above "named Fund for the six-month period ended March 31, 2007. The Form N-SAR " was filed using the EDGAR system.



"                                              Very truly yours,"


                                              /s/ Jonathan D. Shain
                                                Jonathan D. Shain
                                                Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of May 2007.


Dryden Index Series Fund





Witness:  /s/ George Chen 				By:  /s/ Jonathan D. Shain
           George Chen				Jonathan D. Shain
       						Assistant Secretary




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